U.S. GLOBAL ACCOLADE FUNDS

                             AMENDMENT NO. 4 TO THE
                FIRST AMENDED AND RESTATED MASTER TRUST AGREEMENT


AMENDMENT NO.4 to the First Amended and Restated Master Trust Agreement of U.S. Global Accolade Funds dated May 22, 1996, made at San Antonio, Texas this 30th day of September, 1998, by the Trustees hereunder.

                                   WITNESSETH:

WHEREAS, Section 7.3 of the Amended and Restated Master Trust Agreement dated May 22, 1996, (the "Agreement") of U.S. Global Accolade Funds (the "Trust") provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, by an instrument in writing, signed by an officer of the Trust pursuant to a vote of a majority of the Trustees of the Trust; and

WHEREAS, the Trustees desire to change the name of the Adrian Day Global Opportunity Fund to the Global Blue Chip Fund;

NOW, THEREFORE, the undersigned Frank E. Holmes, the duly elected and serving president of the Trust, pursuant to the authorization described above, hereby amends Section 4.2 of the Master Trust Agreement, as heretofore in effect to read as follows:

     Section 4.2. Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate five Sub-Trusts: Bonnel Growth Fund; MegaTrends Fund, Global Blue Chip Fund, Regent Eastern European Fund and Regent Korean Fund.

WITNESS my hand and seal this 30th day of September, 1998.



                                 /s/ Frank E. Holmes
                                 ----------------------------------------------
                                 Frank E. Holmes
                                 President, Chief Executive Officer and Trustee
S  E  A  L

STATE OF TEXAS  )
                )ss
COUNTY OF BEXAR )

Then personally appeared the above named Frank E. Holmes and acknowledged this instrument to be his act and deed this 30th day of September, 1998.



                                 /s/ June L. Falks
                                 ----------------------------------------------
                                 June L. Falks
                                 Notary Public, State of Texas
                                 My commission expires February 14, 2000